Exhibit 99.1

November 5, 2019
Press Release No. 1463
For Immediate Release:

Coherent, Inc. Reports Fourth Fiscal Quarter and Year-End Results

SANTA CLARA, CA, November 5, 2019 -- Coherent, Inc. (NASDAQ, COHR), one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial applications, today announced financial results for its fourth fiscal quarter and fiscal year ended September 28, 2019.

FINANCIAL HIGHLIGHTS

	Three Months Ended			Year Ended
	Sep. 28, 2019	Jun. 29, 2019	Sep. 29, 2018	Sep. 28, 2019	Sep. 29, 2018
GAAP Results
(in millions except per share data)
Net sales	$335.5	$339.2	$461.5	$1,430.6	$1,902.6
Net income (loss)	$0.6	$(3.1)	$73.2	$53.8	$247.4
Diluted EPS	$0.03	$(0.13)	$2.99	$2.22	$9.95

Non-GAAP Results
(in millions except per share data)
Net income	$21.4	$32.1	$78.8	$143.8	$338.9
Diluted EPS	$0.89	$1.33	$3.22	$5.92	$13.64

FOURTH FISCAL QUARTER AND FISCAL YEAR DETAILS

For the fourth fiscal quarter ended September 28, 2019, Coherent announced net sales of $335.5 million and net income, on a U.S. generally accepted accounting principles (GAAP) basis, of $0.6 million, or $0.03 per diluted share.

These results compare to net sales of $461.5 million and net income of $73.2 million, or $2.99 per diluted share, for the fourth quarter of fiscal 2018, and net sales of $339.2 million and net loss of $(3.1) million, or $(0.13) per diluted share, for the third quarter of fiscal 2019.

Non-GAAP net income for the fourth quarter of fiscal 2019 was $21.4 million, or $0.89 per diluted share. Non-GAAP net income for the fourth quarter of fiscal 2018 was $78.8 million, or $3.22 per diluted share. Non-GAAP net income for the third quarter of fiscal 2019 was $32.1 million, or $1.33 per diluted share. Reconciliations of GAAP to non-GAAP financial measures for the three months ended September 28, 2019, June 29, 2019 and September 29, 2018 and for the fiscal years ended September 28, 2019 and September 29, 2018 appear in the financial statements portion of this release under the heading "Reconciliation of GAAP to Non-GAAP net income".

Exhibit 99.1

For the fiscal year ended September 28, 2019, Coherent posted net sales of $1,430.6 million and net income on a GAAP basis of $53.8 million, or $2.22 per diluted share, compared to the prior year net sales of $1,902.6 million and net income on a GAAP basis of $247.4 million, or $9.95 per diluted share. For the fiscal year ended September 28, 2019, Coherent posted net income on a non-GAAP basis of $143.8 million, or $5.92 per diluted share, compared to the prior year net income on a non-GAAP basis of $338.9 million, or $13.64 per diluted share.

“We had mixed market results in our fourth fiscal quarter.  We took another step forward in the display market with the receipt of an order covering a new OLED fab with deliveries scheduled for the current fiscal year.  Our semicap business outperformed the market in fiscal 2019 and we expect it to do the same in fiscal 2020.  The instrumentation business capped off a record year and prospects look encouraging on a go-forward basis,” said John Ambroseo, Coherent’s President and Chief Executive Officer.  “The book-to-bill for materials processing market was positive in the fourth quarter, but a number of factors continue to weigh on the market including weak PMIs, a struggling auto market and continuing price pressure.  The market will eventually right itself, but we expect it to be a slow and steady recovery rather than a revenue snapback.  We’re taking the opportunity to enhance our product portfolio via R&D investments and improve operational efficiency through our previously announced cost reduction programs, which are proceeding as originally outlined,” he added.

CONFERENCE CALL REMINDER

Coherent will host a conference call today to discuss its financial results at 1:30 P.M. Pacific (4:30 P.M. Eastern). A listen-only broadcast of the conference call and a transcript of management's prepared remarks can be accessed on the investor relations page of the company's website at investors.coherent.com. For those who are not able to listen to the live broadcast, the call will be archived for approximately three months on the company's investor relations page.

Exhibit 99.1

Summarized statement of operations information is as follows (unaudited, in thousands, except per share data):

	Three Months Ended			Year Ended
	Sep. 28, 2019	Jun. 29, 2019	Sep. 29, 2018	Sep. 28, 2019	Sep. 29, 2018

Net sales	$335,464	$339,170	$461,548	$1,430,640	$1,902,573
Cost of sales(A)(B)(D)(F)(G)	227,069	241,167	271,646	944,175	1,071,882
Gross profit	108,395	98,003	189,902	486,465	830,691
Operating expenses:
Research & development(A)(B)(G)	27,258	30,692	32,108	117,353	132,586
Selling, general & administrative(A)(B)(E)(G)	70,551	67,686	72,758	272,257	293,632
Other impairment charges(C)	—	—	—	—	766
Amortization of intangible assets(D)	2,012	6,782	2,527	13,760	10,690
Total operating expenses	99,821	105,160	107,393	403,370	437,674
Income (loss) from operations	8,574	(7,157)	82,509	83,095	393,017
Other income (expense), net(B)(G)	(5,258)	(4,386)	(5,827)	(23,047)	(31,462)
Income (loss) from continuing operations, before income taxes	3,316	(11,543)	76,682	60,048	361,555
Provision (benefit) for income taxes (H)	2,692	(8,444)	3,497	6,223	114,195
Net income (loss) from continuing operations	624	(3,099)	73,185	53,825	247,360
Loss from discontinued operations, net of income taxes	—	—	—	—	(2)
Net income (loss)	$624	$(3,099)	$73,185	$53,825	$247,358

Net income (loss) per share:
Basic earnings per share	$0.03	$(0.13)	$3.02	$2.23	$10.07
Diluted earnings per share	$0.03	$(0.13)	$2.99	$2.22	$9.95

Shares used in computations:
Basic	23,919	24,054	24,236	24,118	24,572
Diluted	24,118	24,054	24,490	24,279	24,851

(A)	Stock-based compensation expense included in operating results is summarized below (all footnote amounts are unaudited, in thousands, except per share data):

Stock-based compensation expense	Three Months Ended			Year Ended
	Sep. 28, 2019	Jun. 29, 2019	Sep. 29, 2018	Sep. 28, 2019	Sep. 29, 2018
Cost of sales	$1,240	$1,231	$1,229	$4,880	$4,403
Research & development	763	794	869	2,990	3,247
Selling, general & administrative	7,928	7,630	6,571	28,596	25,088
Impact on income (loss) from operations	$9,931	$9,655	$8,669	$36,466	$32,738

Exhibit 99.1

For the fiscal quarters ended Sep. 28, 2019, June 30, 2019 and Sep. 29, 2018, the impact on net income (loss), net of tax was $9,091 ($0.38 per diluted share), $8,243 ($0.34 per diluted share) and $7,414 ($0.30 per diluted share), respectively. For the fiscal years ended Sep. 28, 2019 and Sep. 29, 2018, the impact on net income, net of tax was $31,520 ($1.30 per diluted share) and $27,665 ($1.11 per diluted share), respectively.

(B)
Changes in deferred compensation plan liabilities are included in cost of sales and operating expenses while gains and losses on deferred compensation plan assets are included in other income (expense), net. Deferred compensation expense (benefit) included in operating results is summarized below:

Deferred compensation expense (benefit)	Three Months Ended			Year Ended
	Sep. 28, 2019	Jun. 29, 2019	Sep. 29, 2018	Sep. 28, 2019	Sep. 29, 2018
Cost of sales	$80	$(19)	$34	$27	$151
Research & development	234	(24)	303	42	836
Selling, general & administrative	1,889	87	1,579	1,419	4,222
Impact on income (loss) from operations	$2,203	$44	$1,916	$1,488	$5,209

For the fiscal quarters ended Sep. 28, 2019, June 30, 2019 and Sep. 29, 2018, the impact on other income net from gains or losses on deferred compensation plan assets was income of $2,146, $12 and $1,957, respectively. For the fiscal years ended Sep. 28, 2019 and Sep. 29, 2018, the impact on other income net from gain or losses on deferred compensation plan assets was income of $1,335 and $5,047, respectively.

(C)	For the fiscal year ended Sep. 29, 2018, other impairment charges were $766 ($766 net of tax ($0.03 per diluted share)).

(D)	Amortization of intangibles is included in cost of sales and operating expenses as summarized below:

Amortization of intangibles	Three Months Ended			Year Ended
	Sep. 28, 2019	Jun. 29, 2019	Sep. 29, 2018	Sep. 28, 2019	Sep. 29, 2018
Cost of sales	$11,723	$11,844	11,874	$47,700	49,349
Amortization of intangible assets	2,012	6,782	2,527	13,760	10,690
Impact on income (loss) from operations	$13,735	$18,626	$14,401	$61,460	$60,039

For the fiscal quarters ended Sep. 28, 2019, June 30, 2019 and Sep. 29, 2018, the impact on net income (loss), net of tax was $9,832 net of tax ($0.41 per diluted share), $13,278 net of tax ($0.55 per diluted share) and $10,220 net of tax ($0.42 per diluted share), respectively. For the fiscal years ended Sep. 28, 2019 and Sep. 29, 2018, the impact on net income, net of tax was $43,950 net of tax ($1.81 per diluted share) and $42,783 net of tax ($1.72 per diluted share), respectively.

(E)
For the fiscal quarter and year ended Sep. 29, 2018, the impact of costs related to acquisitions included $206 ($206 net of tax ($0.01 per diluted share)) and $735 ($735 net of tax ($0.03 per diluted share)) of costs related to acquisitions, respectively.

(F)
For the fiscal years ended Sep. 28, 2019 and Sep. 29, 2018, the impact of purchase accounting step-up costs related to acquisitions was $456 ($353 net of tax ($0.01 per diluted share)) and $803 ($574 net of tax ($0.02 per diluted share)), respectively.

(G)
For the fiscal quarters ended Sep. 28, 2019, June 30, 2019 and Sep. 29, 2018, the impact of restructuring charges was $92 ($131 net of tax ($0.00 per diluted share)), $21,273 ($14,771 net of tax ($0.61 per diluted share)) and $871 ($632 net of tax ($0.02 per diluted share)), respectively. For the fiscal years ended Sep. 28, 2019 and Sep. 29, 2018, the

Exhibit 99.1

impact of restructuring charges was $22,721 ($16,021 net of tax ($0.66 per diluted share)) and $3,949 ($2,907 net of tax ($0.12 per diluted share)), respectively.

(H)
The fiscal quarters ended Sep. 28, 2019 and Sep. 29, 2018 included non-recurring income tax net expense of $1,720 ($0.07 per diluted share) and non-recurring income tax net benefit of $12,836 ($0.52 per diluted share), respectively. The fiscal years ended Sep. 28, 2019 and Sep. 29, 2018 included non-recurring income tax net expense of $1,720 ($0.06 per diluted share) and $28,909 ($1.17 per diluted share), respectively. The fiscal quarters ended Sep. 28, 2019 and June 29, 2019 included a benefit of $36 ($0.00 per diluted share) and a charge of $4 ($0.00 per diluted share) of excess tax charges (benefits) for employee stock-based compensation, respectively. The fiscal years ended Sep. 28, 2019 and Sep. 29, 2018 included $2,507 ($0.10 per diluted share) and $12,754 ($0.51 per diluted share) of excess tax benefits for employee stock-based compensation, respectively.

Summarized balance sheet information is as follows (unaudited, in thousands):

	Sep. 28, 2019	Sep. 29, 2018
ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$306,745	$311,473
Accounts receivable, net	267,553	355,208
Inventories	442,530	486,741
Prepaid expenses and other assets	77,993	85,080
Total current assets	1,094,821	1,238,502
Property and equipment, net	323,434	311,793
Other assets	664,914	709,674
Total assets	$2,083,169	$2,259,969

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$14,863	$5,072
Accounts payable	51,531	70,292
Other current liabilities	173,920	297,474
Total current liabilities	240,314	372,838
Other long-term liabilities	558,119	572,667
Total stockholders’ equity	1,284,736	1,314,464
Total liabilities and stockholders’ equity	$2,083,169	$2,259,969

Reconciliation of GAAP to Non-GAAP net income (unaudited, in thousands, (other than per share data), net of tax):

Exhibit 99.1

	Three Months Ended			Year Ended
	Sep. 28, 2019	Jun. 29, 2019	Sep. 29, 2018	Sep. 28, 2019	Sep. 29, 2018
GAAP net income (loss) from continuing operations	$624	$(3,099)	$73,185	$53,825	$247,360
Stock-based compensation expense	9,091	8,243	7,414	31,520	27,665
Amortization of intangible assets	9,832	13,278	10,220	43,950	42,783
Restructuring charges	131	14,771	632	16,021	2,907
Non-recurring tax expense (benefit)	1,720	—	(12,836)	1,720	28,909
Tax charge (benefit) from stock-based compensation expense	(36)	4	—	(2,507)	(12,754)
Other impairment/asset charges (recoveries)	—	(1,083)	—	(1,083)	766
Acquisition-related costs	—	—	206	—	735
Purchase accounting step-up	—	—	—	353	574
Non-GAAP net income	$21,362	$32,114	$78,821	$143,799	$338,945

Non-GAAP net income per diluted share	$0.89	$1.33	$3.22	$5.92	$13.64

RISKS AND UNCERTAINTIES

This press release contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include the statements in this press release that relate to order deliveries scheduled in the company’s display market; the company’s expected fiscal 2020 performance in its semicap business relative to the market; future prospects for the company’s instrumentation business; factors weighing on the materials processing market, including weak PMIs, a struggling auto market and continuing price pressure; the possibility of the materials processing market improving in the future and the pace at which such recovery would occur; possible enhancements to the company’s product portfolio through its R&D investments; and progress on the company’s previously announced cost reduction programs, including the possibility of achieving improved operational efficiency. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Coherent and its business, including the aforementioned forward-looking statements, are subject to risks and uncertainties, including, but not limited to, risks associated with growth in demand for our products, customer acceptance and adoption of our products, the worldwide demand for flat panel displays and adoption of OLED for mobile displays, the pricing and availability of OLED displays, the demand for and use of our products in commercial applications, our ability to generate sufficient cash to fund capital spending or debt repayment, our successful implementation of our customer design wins, our and our customers’ exposure to risks associated with worldwide economic conditions, in particular in China and the Eurozone, our customers’ ability to cancel long-term purchase orders, the ability of our customers to forecast their own end markets, our ability to accurately forecast future periods, continued timely availability of products and materials from our suppliers, our ability to timely ship our products and our customers’ ability to accept such shipments, our ability to have our customers qualify our products, worldwide government economic policies, including trade relations between the United States and China, our ability to integrate the business of Rofin and other acquisitions successfully, manage our expanded operations and achieve anticipated synergies, our ability to successfully manage our planned site consolidation projects and other cost reduction programs and to achieve the related anticipated savings and improved operational efficiency, and other risks identified in Coherent’s SEC filings. Readers are encouraged to refer to the risk disclosures and critical accounting policies described in Coherent’s Forms 10-K, 10-Q and 8-K, including the risks identified in today's financial press release, as applicable and as filed from time-to-time.

Exhibit 99.1

Founded in 1966, Coherent, Inc. is one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial customers. Our common stock is listed on the Nasdaq Global Select Market and is part of the Russell 1000 and Standard & Poor’s MidCap 400 Index. For more information about Coherent, visit the company's website at www.coherent.com for product and financial updates.

5100 Patrick Henry Dr. . P. O. Box 54980, Santa Clara, California 95056–0980 . Telephone (408) 764-4000